Exhibit 10.21

DIGIMARC CORPORATION 1999 STOCK INCENTIVE PLAN

NOTICE OF STOCK OPTION AWARD

Grantee’s Name and Address:

You have been granted an option to purchase shares of Common Stock, subject to the terms and conditions of this Notice of Stock Option Award (the “Notice”), the Digimarc Corporation 1999 Stock Incentive Plan, as amended from time to time (the “Plan”) and the Stock Option Award Agreement (the “Option Agreement”) attached hereto, as follows.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.

Award Number
Date of Award
Vesting Commencement Date
Exercise Price per Share	$
Total Number of Shares subject to the Option
Total Exercise Price	$
Type of Option:		Incentive Stock Option
Non-Qualified Stock Option
Expiration Date:
Post-Termination Exercise Period:	Three (3) Months

Vesting Schedule:

Subject to Grantee’s Continuous Service and other limitations set forth in this Notice, the Plan and the Option Agreement, the Option may be exercised, in whole or in part, in accordance with the following schedule:

25% of the Shares subject to the Option shall vest twelve months after the Vesting Commencement Date, and 1/1,460 of the Shares subject to the Option shall vest on each day thereafter.

During any authorized leave of absence, the vesting of the Option as provided in this schedule shall cease after the leave of absence exceeds a period of ninety (90) days.  Vesting of the Option shall resume upon the Grantee’s termination of the leave of absence and return to service to the Company or a Related Entity.

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In the event of the Grantee’s change in status from Employee to Consultant or from Employee whose customary employment is 20 hours or more per week to an Employee whose customary employment is fewer than 20 hours per week, vesting of the Option shall continue only to the extent determined by the Plan Administrator as of such change in status.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Option is to be governed by the terms and conditions of this Notice, the Plan, and the Option Agreement.

Digimarc Corporation,
a Delaware corporation
By:
Title:

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE SHARES SUBJECT TO THE OPTION SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE’S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER).  THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE OPTION AGREEMENT, OR THE PLAN SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF GRANTEE’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE RIGHT OF THE GRANTEE’S EMPLOYER TO TERMINATE GRANTEE’S CONTINUOUS SERVICE, WITH OR WITHOUT CAUSE.

The Grantee acknowledges receipt of a copy of the Plan and the Option Agreement, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions hereof and thereof.  The Grantee has reviewed this Notice, the Plan, and the Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice, and fully understands all provisions of this Notice, the Plan and the Option Agreement.  The Grantee hereby agrees that all disputes arising out of or relating to this Notice, the Plan and the Option Agreement shall be resolved in accordance with Section 15 of the Option Agreement.  The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Dated:	Signed:
Grantee

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Award Number:

DIGIMARC CORPORATION 1999 STOCK INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

1.             Grant of Option.  Digimarc Corporation, a Delaware corporation (the “Company”), hereby grants to the Grantee (the “Grantee”) named in the Notice of Stock Option Award (the “Notice”), an option (the “Option”) to purchase the Total Number of Shares of Common Stock subject to the Option (the “Shares”) set forth in the Notice, at the Exercise Price per Share set forth in the Notice (the “Exercise Price”) subject to the terms and provisions of the Notice, this Stock Option Award Agreement (the “Option Agreement”) and the Company’s 1999 Stock Incentive Plan, as amended from time to time (the “Plan”), which are incorporated herein by reference.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

If designated in the Notice as an Incentive Stock Option, the Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code.  However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by the Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options.  For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is awarded.

2.             Exercise of Option.

(a)           Right to Exercise.  The Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice and with the applicable provisions of the Plan and this Option Agreement.  The Option shall be subject to the provisions of Section 4 relating to the exercisability or termination of the Option in the event of a Corporate Transaction, Change in Control or Related Entity Disposition.  No partial exercise of the Option may be for less than the lesser of five percent (5%) of the total number of Shares subject to the Option or the remaining number of Shares subject to the Option.  In no event shall the Company issue fractional Shares.

(b)           Method of Exercise.  The Option shall be exercisable only by delivery of an Exercise Notice (attached as Exhibit A) which shall state the election to exercise the Option, the whole number of Shares in respect of which the Option is being exercised, such other representations and agreements as to the holder’s investment intent with respect to such Shares and such other provisions as may be required by the Plan Administrator.  The Exercise Notice shall be signed by the Grantee and shall be delivered in person, by certified mail, or by such other method as determined from time to time by the Plan Administrator to the Company accompanied by payment of the Exercise Price.  The Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price, which, to the extent selected, shall be deemed to be satisfied by use of the broker-dealer sale and remittance procedure to pay the Exercise Price provided in Section 5(d), below.

(c)           Taxes.  No Shares will be delivered to the Grantee or other person pursuant to the exercise of the Option until the Grantee or other person has made arrangements acceptable to the Plan Administrator for the satisfaction of applicable income tax, employment tax, and social security tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option.  Upon exercise of the Option, the Company or the Grantee’s employer may offset or withhold (from any amount owed by the Company or the Grantee’s employer to the Grantee) or collect from the Grantee or other person an amount sufficient to satisfy such tax obligations and/or the employer’s withholding obligations.

3.             Definitions.  As used herein, the following definitions shall apply:

(a)   “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Plan Administrator, the Grantee’s:  (i) refusal or failure to act in accordance with any specific, lawful direction or order of the Company or a Related Entity; (ii) unfitness or unavailability for service or unsatisfactory performance (other than as a result of Disability); (iii) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (iv) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (v) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.  At least 30 days prior to the termination of the Grantee’s Continuous Service pursuant to (i) or (ii) above, the Plan Administrator shall provide the Grantee with notice of the Company’s or such Related Entity’s intent to terminate, the reason therefor, and an opportunity for the Grantee to cure such defects in his or her service to the Company’s or such Related Entity’s satisfaction.  During this 30 day (or longer) period, no Award issued to the Grantee under the Plan may be exercised or purchased.

(b)   “Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

(i)            the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of the Continuing

Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

(ii)           a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

(c)   “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(d)   “Corporate Transaction” means any of the following transactions:

(i)            a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii)           the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company’s subsidiary corporations) in connection with the complete liquidation or dissolution of the Company;

(iii)          any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

(iv)          acquisition by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities (whether or not in a transaction also constituting a Change in Control), but excluding any such transaction that the Plan Administrator determines shall not be a Corporate Transaction.

(e)   “Good Reason” means the occurrence after a Corporate Transaction, Change in Control or a Related Entity Disposition of any of the following events or conditions unless consented to by the Grantee:

(i)            (A) a change in the Grantee’s status, title, position or responsibilities which represents an adverse change from the Grantee’s status, title, position or responsibilities as in effect at any time within six (6) months preceding the date of a Corporate Transaction, Change in Control or Related Entity Disposition or at any time thereafter or (B) the assignment to the Grantee of any duties or responsibilities which are inconsistent with the Optionee’s status, title, position or responsibilities as in effect at any time within six (6) months preceding the date of a Corporate Transaction, Change in Control or Related Entity Disposition or at any time thereafter;

(ii)           reduction in the Grantee’s base salary to a level below that in effect at any time within six (6) months preceding the date of a Corporate Transaction, Change in Control or Related Entity Disposition or at any time thereafter; or

(iii)          requiring the Grantee to be based at any place outside a 50-mile radius from the Grantee’s job location or residence prior to the Corporate Transaction, Change in Control or Related Entity Disposition, except for reasonably required travel on business which is not materially greater than such travel requirements prior to the Corporate Transaction, Change in Control or Related Entity Disposition.

(f)    “Related Entity Disposition” means the sale, distribution or other disposition by the Company, a Parent or a Subsidiary of all or substantially all of the interests of the Company, a Parent or a Subsidiary in any Related Entity effected by a sale, merger or consolidation or other transaction involving that Related Entity or the sale of all or substantially all of the assets of that Related Entity, other than any Related Entity Disposition to the Company, a Parent or a Subsidiary.

4.             Corporate Transactions/Changes in Control/Related Entity Dispositions.

(a)   In the event of any Corporate Transaction, this Option automatically shall become fully vested and exercisable and be released from any restrictions on transfer (other than transfer restrictions under Section 10) and repurchase or forfeiture rights, immediately prior to the specified effective date of such Corporate Transaction, for all of the Shares at the time represented by this Option.  Effective upon the consummation of the Corporate Transaction, this Option shall terminate.  However, this Option shall not terminate if the Option is, in connection with the Corporate Transaction, assumed by the successor corporation or Parent thereof.  In addition, this Option shall not so fully vest and be exercisable and released from such limitations if and to the extent:  (i) this Option is, in connection with the Corporate Transaction, either assumed by the successor corporation or Parent thereof or replaced with a comparable Option with respect to shares of the capital stock of the successor corporation or Parent thereof or (ii) this Option is to be replaced with a cash incentive program of the successor corporation which preserves the compensation element of this Option existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the Vesting Schedule set forth in the Notice; provided, however, that this Option (if assumed), the replacement option (if replaced), or the cash incentive program automatically shall become fully vested, exercisable and payable and be released from any restrictions on transfer (other than transfer restrictions under Section 10) and repurchase or forfeiture rights immediately upon termination of the Grantee’s Continuous Service (substituting the successor employer corporation for “Company or Related Entity” for the definition of “Continuous Service”) if such Continuous Service is terminated by the successor company without Cause or voluntarily by the Grantee with Good Reason within twelve (12) months of the Corporate Transaction.  The determination of Option comparability above shall be made by the Plan Administrator and its determination shall be final, binding and conclusive.

(b)   Following a Change in Control (other than a Change in Control which also is a Corporate Transaction) and upon the termination of the Continuous Service of a Grantee if such Continuous Service is terminated by the Company or Related Entity without Cause or voluntarily by the Grantee with Good Reason within twelve (12) months of a Change in Control, this Option automatically shall become fully vested and exercisable and be released from any restrictions on transfer (other than transfer restrictions under Section 10) and repurchase or forfeiture rights, immediately upon the termination of such Continuous Service.

(c)   Effective upon the consummation of a Related Entity Disposition, for purposes of this Option, the Continuous Service of each Grantee who is at the time engaged primarily in service to the Related Entity involved in such Related Entity Disposition shall be deemed to terminate and this Option automatically shall become fully vested and exercisable and be released from any restrictions on transfer (other than transfer restrictions under Section 10) and repurchase or forfeiture rights for all of the Shares at the time represented by this Option and be exercisable in accordance with the terms of this Option Agreement.  However, such Continuous Service shall be not be deemed to terminate if this Option is, in connection with the Related Entity Disposition, assumed by the successor entity or its Parent.  In addition, such Continuous Service shall not be deemed to terminate and this Option shall not so fully vest and be exercisable and released from such limitations if and to the extent:  (i) this Option is, in connection with the Related Entity Disposition, either to be assumed by the successor entity or its parent or to be replaced with a comparable Option with respect to interests in the successor entity or its parent or (ii) this Option is to be replaced with a cash incentive program of the successor entity which preserves the compensation element of this Option existing at the time of the Related Entity Disposition and provides for subsequent payout in accordance with the Vesting Schedule set forth in the Notice; provided, however, that this Option (if assumed), the replacement option (if replaced), or the cash incentive program automatically shall become fully vested, exercisable and payable and be released from any restrictions on transfer (other than transfer restrictions under Section 10) and repurchase or forfeiture rights immediately upon termination of the Grantee’s Continuous Service (substituting the successor employer entity for “Company or Related Entity” for the definition of “Continuous Service”) if such Continuous Service is terminated by the successor entity without Cause or voluntarily by the Grantee with Good Reason within twelve (12) months of the Related Entity Disposition.  The determination of Option comparability above shall be made by the Plan Administrator.

(d)   The portion of the Option, if an Incentive Stock Option, accelerated under this Section 4 in connection with a Corporate Transaction, Change in Control or Related Entity Disposition shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded.  To the extent such dollar limitation is exceeded, the accelerated excess portion of the Option shall be exercisable as a Non-Qualified Stock Option.

5.             Method of Payment.  Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Grantee; provided, however, that such exercise method does not then violate any Applicable Law and, provided further, that the portion of the Exercise Price equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

(a)                                  cash;

(b)                                 check;

(c)           surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Plan Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Option) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate Exercise Price of the Shares as to which the Option is being exercised (but only to the extent that such exercise of the Option would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price); or

(d)           payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (i) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (ii) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction.

6.             Restrictions on Exercise.  The Option may not be exercised if the issuance of the Shares subject to the Option upon such exercise would constitute a violation of any Applicable Laws.  In addition, the Option, if an Incentive Stock Option, may not be exercised until such time as the Plan has been approved by the stockholders of the Company.

7.             Termination or Change of Continuous Service.  In the event the Grantee’s Continuous Service terminates, the Grantee may, to the extent otherwise so entitled at the date of such termination (the “Termination Date”), exercise the Option during the Post-Termination Exercise Period.  In no event shall the Option be exercised later than the Expiration Date set forth in the Notice.  In the event of the Grantee’s change in status from Employee, Director or Consultant to any other status of Employee, Director or Consultant, the Option shall remain in effect and, except to the extent otherwise determined by the Plan Administrator, continue to vest; provided, however, that with respect to any Incentive Stock Option that shall remain in effect after a change in status from Employee to Director or Consultant, such Incentive Stock Option shall cease to be treated as an Incentive Stock Option and shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following such change in status.  Except as provided in Sections 8 and 9 below, to the extent that the Grantee is not entitled to exercise the Option on the Termination Date, or if the Grantee does not exercise the Option within the Post-Termination Exercise Period, the Option shall terminate.

8.           Disability of Grantee.  In the event the Grantee’s Continuous Service terminates as a result of his or her Disability, the Grantee may, but only within twelve (12) months from the Termination Date (and in no event later than the Expiration Date), exercise the Option to the extent he or she was otherwise entitled to exercise it on the Termination Date; provided, however, that if such Disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code and the Option is an Incentive Stock Option, such Incentive Stock Option shall cease to be treated as an Incentive Stock Option and shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the Termination Date.  To the extent that the Grantee is not entitled to exercise the Option on the Termination Date, or if the Grantee does not exercise the Option to the extent so entitled within the time specified herein, the Option shall terminate.

9.             Death of Grantee.  In the event of the termination of the Grantee’s Continuous Service as a result of his or her death, or in the event of the Grantee’s death during the Post-Termination Exercise Period or during the twelve (12) month period following the Grantee’s Termination of Continuous Service as a result of his or her Disability, the Grantee’s estate, or a person who acquired the right to exercise the Option by bequest or inheritance, may exercise the Option, but only to the extent the Grantee could exercise the Option at the date of termination, within twelve (12) months from the date of death (but in no event later than the Expiration Date).  To the extent that the Grantee is not entitled to exercise the Option on the date of death, or if the Option is not exercised to the extent so entitled within the time specified herein, the Option shall terminate.

10.           Transferability of Option.  The Option, if an Incentive Stock Option, may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the Grantee only by the Grantee; provided, however, that the Grantee may designate a beneficiary of the Grantee’s Incentive Stock Option in the event of the Grantee’s death on a beneficiary designation form provided by the Plan Administrator.  The Option, if a Non-Qualified Stock Option may be transferred to any person by will and by the laws of descent and distribution.  Non-Qualified Stock Options also may be transferred during the lifetime of the Grantee by gift and pursuant to a domestic relations order to members of the Grantee’s Immediate Family to the extent and in the manner determined by the Plan Administrator.  The terms of the Option shall be binding upon the executors, administrators, heirs, successors and transferees of the Grantee.

11.           Term of Option.  The Option may be exercised no later than the Expiration Date set forth in the Notice or such earlier date as otherwise provided herein.

12.           Tax Consequences.  Set forth below is a brief summary as of the date of this Option Agreement of some of the federal tax consequences of exercise of the Option and disposition of the Shares.  THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.  THE GRANTEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

(a)           Exercise of Incentive Stock Option.  If the Option qualifies as an Incentive Stock Option, there will be no regular federal income tax liability upon the exercise of the

Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as income for purposes of the alternative minimum tax for federal tax purposes and may subject the Grantee to the alternative minimum tax in the year of exercise.

(b)           Exercise of Incentive Stock Option Following Disability.  If the Grantee’s Continuous Service terminates as a result of Disability that is not total and permanent disability as defined in Section 22(e)(3) of the Code, to the extent permitted on the date of termination, the Grantee must exercise an Incentive Stock Option within three (3) months of such termination for the Incentive Stock Option to be qualified as an Incentive Stock Option.

(c)           Exercise of Non-Qualified Stock Option.  On exercise of a Non-Qualified Stock Option, the Grantee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price.  If the Grantee is an Employee or a former Employee, the Company will be required to withhold from the Grantee’s compensation or collect from the Grantee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(d)           Disposition of Shares.  In the case of a Non-Qualified Stock Option, if Shares are held for more than one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes and subject to tax at a maximum rate of 20%.  In the case of an Incentive Stock Option, if Shares transferred pursuant to the Option are held for more than one year after receipt of the Shares and are disposed more than two years after the Date of Award, any gain realized on disposition of the Shares also will be treated as capital gain for federal income tax purposes and subject to the same tax rates and holding periods that apply to Shares acquired upon exercise of a Non-Qualified Stock Option.  If Shares purchased under an Incentive Stock  Option are disposed of prior to the expiration of such one-year or two-year periods, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the difference between the Exercise Price and the lesser of (i) the Fair Market Value of the Shares on the date of exercise, or (ii) the sale price of the Shares.

13.           Entire Agreement: Governing Law.  The Notice, the Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee.  Nothing in the Notice, the Plan and this Option Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties.  The Notice, the Plan and this Option Agreement are to be construed in accordance with and governed by the internal laws of the State of Oregon without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of

Oregon to the rights and duties of the parties.  Should any provision of the Notice, the Plan or this Option Agreement be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

14.           Headings.  The captions used in the Notice and this Option Agreement are inserted for convenience and shall not be deemed a part of the Option for construction or interpretation.

15.           Dispute Resolution  The provisions of this Section 15 shall be the exclusive means of resolving disputes arising out of or relating to the Notice, the Plan and this Option Agreement.  The Company, the Grantee, and the Grantee’s assignees pursuant to Section 10 (the “parties”) shall attempt in good faith to resolve any disputes arising out of or relating to the Notice, the Plan and this Option Agreement by negotiation between individuals who have authority to settle the controversy.  Negotiations shall be commenced by either party by notice of a written statement of the party’s position and the name and title of the individual who will represent the party.  Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute.  If the dispute has not been resolved by negotiation, the parties agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Option Agreement shall be brought before the U.S. District Court, District of Oregon, and that the parties shall submit to the jurisdiction of such court.  If the U.S. District Court, District of Oregon, does not have jurisdiction over the dispute, the parties agree that any suit, action, or proceeding arising out of or related to the Notice, the Plan or this Option Agreement shall be brought before the Oregon Circuit Court, 4th Judicial District, located in Portland, Oregon, and that the parties shall submit to the jurisdiction of such court.  The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such courts.  THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING.  If any one or more provisions of this Section 15 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

16.           Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail (if the parties are within the United States) or upon deposit for delivery by an internationally recognized express mail courier service (for international delivery of notice), with postage and fees prepaid, addressed to the other party at its address as shown beneath its signature in the Notice, or to such other address as such party may designate in writing from time to time to the other party.

EXHIBIT A

DIGIMARC CORPORATION 1999 STOCK INCENTIVE PLAN

EXERCISE NOTICE

Digimarc Corporation

9405 SW Gemini Drive

Beaverton, Oregon 97008

Attention: Secretary

1.             Exercise of Option.  Effective as of today,                            ,        the undersigned (the “Grantee”) hereby elects to exercise the Grantee’s option to purchase                        shares of the Common Stock (the “Shares”) of Digimarc Corporation (the “Company”) under and pursuant to the Company’s 1999 Stock Incentive Plan, as amended from time to time (the “Plan”) and the [  ] Incentive [  ] Non-Qualified Stock Option Award Agreement (the “Option Agreement”) and Notice of Stock Option Award (the “Notice”) dated                             ,                 .  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Exercise Notice.

2.             Representations of the Grantee.  The Grantee acknowledges that the Grantee has received, read and understood the Notice, the Plan, and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

3.             Rights as Stockholder.  Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option.  The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

4.             Delivery of Payment.  The Grantee herewith delivers to the Company the full Exercise Price for the Shares, which, to the extent selected, shall be deemed to be satisfied by use of the broker-dealer sale and remittance procedure to pay the Exercise Price provided in Section 5(d) of the Option Agreement.

5.             Tax Consultation.  The Grantee understands that the Grantee may suffer adverse tax consequences as a result of the Grantee’s purchase or disposition of the Shares.  The Grantee represents that the Grantee has consulted with any tax consultants the Grantee deems advisable in connection with the purchase or disposition of the Shares and that the Grantee is not relying on the Company for any tax advice

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6.             Taxes.  The Grantee agrees to satisfy all applicable federal, state and local income and employment tax withholding obligations and herewith delivers to the Company the full amount of such obligations or has made arrangements acceptable to the Company to satisfy such obligations.  In the case of an Incentive Stock Option, the Grantee also agrees, as partial consideration for the designation of the Option as an Incentive Stock Option, to notify the Company in writing within thirty (30) days of any disposition of any shares acquired by exercise of the Option if such disposition occurs within two (2) years from the Award Date or within one (1) year from the date the Shares were transferred to the Grantee.  If the Company is required to satisfy any federal, state or local income or employment tax withholding obligations as a result of such an early disposition, the Grantee agrees to satisfy the amount of such withholding in a manner that the Plan Administrator prescribes.

7.             Successors and Assigns.  The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this agreement shall inure to the benefit of the successors and assigns of the Company.  This Exercise Notice shall be binding upon the Grantee and his or her heirs, executors, administrators, successors and assigns.

8.             Headings.  The captions used in this Exercise Notice  are inserted for convenience and shall not be deemed a part of this agreement for construction or interpretation.

9.             Dispute Resolution.  The provisions of Section 15 of the Option Agreement shall be the exclusive means of resolving disputes arising out of or relating to this Exercise Notice.

10.           Governing Law; Severability.  This Exercise Notice is to be construed in accordance with and governed by the internal laws of the State of Oregon without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Oregon to the rights and duties of the parties.  Should any provision of this Exercise Notice be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

11.           Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, (if the parties are within the United States) or upon deposit for delivery by an internationally recognized express mail courier service (for international delivery of notice) with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

12.           Further Instruments.  The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this agreement.

13.           Entire Agreement.  The Notice, the Plan, and the Option Agreement are incorporated herein by reference, and together with this Exercise Notice constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety

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all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee.  Nothing in the Notice, the Plan, the Option Agreement and this Exercise Notice (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties.

Submitted by:	Accepted by:

GRANTEE:	DIGIMARC CORPORATION

By:

(Signature)	Title:

Address:	Address:

9405 SW Gemini Drive
Beaverton, Oregon 97008

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